UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2019

AXA Equitable Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38469	90-0226248
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1290 Avenue of the Americas, New York, New York		10104
(Address of principal executive offices)		(Zip Code)

(212) 554-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock	EQH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 Material Modification to Rights of Security Holders

Upon issuance of the Fixed Rate Noncumulative Perpetual Preferred Stock, Series A, par value $1.00 per share and liquidation preference $25,000 per share (the “Preferred Stock”) by AXA Equitable Holdings, Inc. (the “Company”) expected to take place on November 27, 2019, the ability of the Company to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock or any shares of the Company that rank junior to, or on parity with, the Preferred Stock will be subject to certain restrictions in the event that the Company does not declare and pay (or set aside) dividends on the Preferred Stock for the last preceding dividend period. The terms of the Preferred Stock, including such restrictions, are more fully described in the Certificate of Designations for the Preferred Stock, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 20, 2019, Gérald Harlin resigned as a director of the Company. Mr. Harlin’s resignation follows the completion on November 13, 2019 of AXA S.A.’s (“AXA”) follow-on secondary offering of common stock of the Company, which reduced AXA’s ownership interest in the Company to approximately 10%. As a result of AXA ceasing to beneficially own more than 35% of the Company’s outstanding common stock, the number of directors that AXA may designate to the Company’s board of directors decreased from three to two.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 21, 2019, the Company filed a Certificate of Designations with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Preferred Stock. The Certificate of Designations became effective upon filing, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01 Other Events

On November 20, 2019, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, BofA Securities, Inc., Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), with respect to the offer and sale by the Company of an aggregate of 29,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of the Preferred Stock. The offering and sale of the Depositary Shares and Preferred Stock were registered under the Company’s registration statement on Form S-3 (File No. 333-234788), and a prospectus supplement related to the Depositary Shares dated November 20, 2019 (filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended). The Company has granted the Underwriters an option to purchase up to an additional 4,350,000 Depositary Shares to cover over-allotments, if any.

The Underwriting Agreement is being filed with this Current Report on Form 8-K as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of November 20, 2019, among the Company and Morgan Stanley & Co. LLC, BofA Securities, Inc., Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

3.1	Certificate of Designations with respect to the Preferred Stock of the Company, dated November 21, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXA EQUITABLE HOLDINGS, INC.

Date: November 21, 2019	By:	/s/ Dave S. Hattem
	Name:	Dave S. Hattem
	Title:	Senior Executive Vice President, Chief Legal Officer and Secretary